EX-3.1



                            Articles of Incorporation
                                       of
                             Web Capital Group, Inc.


Know All Men By These Present:

That we, the undersigned have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to general corporation, and we do hereby certify:

Article I

         That the name of the corporation is:

         "Web Capital Group, Inc."

Article II

         That the Resident Agent for the Corporation is:

         Wilmington Capital LLC, 411 East Bonneville Avenue, #300, Las Vegas, Nevada, 89101.

Article III

         That the amount of authorized capital stock of this Corporation is Fifty Million (50,000,000) shares of Common Stock, at $0.001 par value, and Ten Million (10,000,000) shares of Preferred Stock, at $0.001 par value. Such stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

Article IV

         That the members of the governing board of this Corporation shall be styled as directors and the names and addresses of the first Board of Directors are:

         Name                                    Address
         Garrett K. Krause                       4344 Promenade Way, Suite 102P
                                                 Marina del Rey, Ca 90292

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Article V

         That the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Nevada or the United States of America.


Article VI

         The names, addresses and signatures of Incorporators are:

         Names                                    Addresses
         Holmes Stoner                            4344 Promenade Way, # 102P
                                                  Marina del Rey, Ca 90292
         ___________________
         Signature


In Witness Whereof, the undersigned being the Incorporators of Web Capital Group, Inc., hereunto affix their signatures this 7th of December, 1999.

                                                   BY:_______________________
                                                          Holmes Stoner Jr.



On 7th day of December, 1999, before me, the undersigned, a Notary Public, personally appeared, Holmes Stoner Jr., Incorporator of Web Capital Group, Inc., known to be the person described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and who voluntarily and for the uses and purposes therein mentioned.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                    BY:_________________________
                                                        Notary Public Signature



                                                    (AFFIX NOTARY STAMP OR SEAL)



Article VII
     I, Wilmington Capital Group, Inc., do hereby accept appointment as Resident Agent for the above named corporation.


____________________________________                   _______________
Signature of Resident Agent
Date

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